UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  August 21, 2009
(Date of earliest event reported)

WPT ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50848	77-0639000
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5700 Wilshire Blvd., Suite 350, Los Angeles, California		90036
(Address of principal executive offices)		(Zip Code)

(323) 330-9900

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

WPT Enterprises, Inc. (the “Company”) has entered into an Asset Purchase Agreement (the “Purchase Agreement”), dated August 24, 2009, with Peerless Media Ltd. (“Buyer”) pursuant to which the Company has agreed to sell substantially all of its operating assets other than cash, investments and certain excluded assets to Buyer. ElectraWorks Ltd., the parent of Buyer (“Parent”) has guaranteed the performance of all obligations of Buyer under the Purchase Agreement (the “Guaranty Agreement”). Pursuant to the Purchase Agreement, Buyer has agreed to acquire the assets and assume the liabilities set forth in the Purchase Agreement (collectively, the “Transaction”). The Company will retain all cash and cash equivalents, investments in debt securities and put rights, certain other investment and litigation assets, future foreign sponsorship revenues from the license of Season Seven of the World Poker Tour® television series to PokerStars, certain office lease obligations, all employment obligations and the other assets and liabilities set forth in the Purchase Agreement.

In December 2006, the Company signed a multi-year agreement with iGlobalMedia Marketing (Gibraltar) Limited, a subsidiary of the parent company of Buyer and Parent, PartyGaming Plc (“PartyGaming”). PartyGaming sponsors international broadcasts of Seasons Four, Five and Six of the World Poker Tour and Season One of the Professional Poker Tour®. The terms of the agreement with iGlobalMedia Marketing (Gibraltar) Limited were previously disclosed in, and the agreement was filed as an exhibit to, the Company’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 15, 2007. PartyGaming is the largest customer of the Company and accounted for 30% of the Company’s revenues for the six months ended June 28, 2009. There are no other material existing relationships among the Company, Buyer and Parent or any of their respective affiliates, other than with respect to the Purchase Agreement and the related ancillary agreements.

Buyer will pay the Company $12.3 million less the amount of certain obligations of PartyGaming or its affiliates accruing or paid to the Company from July 10, 2009 through the close of the Transaction (the “Close”), as more fully described in Section 2.6 of the Purchase Agreement. $1 million of such amount shall be paid by Buyer to the Company upon the execution of the Purchase Agreement and the balance shall be paid to the Company at the Close.

Buyer has also agreed to pay the Company 5% of future gaming and other revenues, as described in the Purchase Agreement from the use of the Company’s brands by Buyer. Buyer has guaranteed that the Company will receive at least an aggregate of $3 million during the three years following the Close under this future revenue sharing arrangement. For the two year period following the Close, 20% of the proceeds from the future revenue sharing arrangement will be placed into an escrow account to settle the Company’s indemnification obligations, if any, arising under the Purchase Agreement and the related ancillary agreements.  The amounts deposited into such escrow account shall not be the sole source of recovery for the Company’s indemnification obligations to Buyer.

The net cash proceeds from the Transaction will be retained by the Company and the Company plans to use the cash to develop or acquire a non-poker related business. The

Company does not currently intend to distribute any proceeds from the Transaction to Company stockholders.

The Purchase Agreement may be terminated by either Buyer or the Company if the Closing has not occurred by February 24, 2010 or upon the occurrence of certain customary events as set forth in the Purchase Agreement. In addition, if the Purchase Agreement is terminated under certain circumstances, including a determination by the Company’s Board of Directors to accept an acquisition proposal it deems superior to the Transaction, the Company has agreed to pay Buyer a $1 million termination fee and, in certain instances, to reimburse Buyer for the $1 million initial payment delivered to the Company upon the execution of the Purchase Agreement.

The Purchase Agreement and the Guaranty Agreement contain customary representations and warranties, covenants and indemnification provisions. The Close is subject to closing conditions, including the approval of the Transaction by the Company’s stockholders and other customary closing conditions.

The foregoing description of the Transaction does not purport to be a complete statement of the parties’ rights under the Purchase Agreement and the Guaranty Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement and Guaranty Agreement, a copy of which is filed with this Current Report as Exhibit 2.1 and Exhibit 2.2, respectively and are incorporated by reference herein.

The Company’s Board of Directors has unanimously approved the Purchase Agreement and adopted resolutions recommending stockholder approval of the Purchase Agreement. The Company has agreed to hold a stockholders’ meeting to submit the Purchase Agreement to its stockholders for their approval.

On August 24, 2009, the Company issued a press release announcing the signing of the Purchase Agreement. This press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Stockholder Voting Agreements

In connection with the execution of the Purchase Agreement, Buyer and certain of the directors and executive officers of the Company and their affiliates entered into stockholder voting agreements (“Voting Agreements”) to vote their shares of Company common stock in favor of approval of the asset sale and against the approval or adoption of any alternative transactions. The directors, officers and affiliates also granted to Buyer a proxy to vote their shares of Company common stock in favor of the approval of the asset sale and agreed to not transfer their shares of Company common stock prior to the expiration of the Voting Agreements. These directors, officers and affiliates own or control an aggregate of approximately 39% of the Company’s common stock. The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the Voting Agreements, the form agreement of which is filed as Exhibit 9.1 to this Current Report and is incorporated herein by reference.

Change in Control Arrangements

The previously announced change in control payments to three executive officers if a sale of the Company’s assets closed in 2009 also apply to the proposed Transaction with

Peerless Media. The terms of such change in control payments were previously disclosed in the Company’s Current Report on Form 8-K, filed with the SEC on February 13, 2009 and the Current Report on Form 8-K, filed with the SEC on August 3, 2009.

Important Additional Information Will Be Filed With the SEC

The Company plans to file with the SEC and mail a proxy statement to its stockholders in connection with the proposed Transaction and the other corporate matters described therein. The proxy statement will contain important information about the Company, Buyer and Parent, the proposed Transaction and the Purchase Agreement, and the other corporate matters described therein. Investors and security holders are urged to read the proxy statement carefully when it is available before making any voting or investment decision with respect to the proposed Transaction and the other corporate matters described therein.

Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed by the Company with the SEC through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the proxy statement from the Company by contacting WPT Enterprises, Inc. Attn.: Investor Relations at 5700 Wilshire Blvd., Suite 350, Los Angeles, CA 90036 or by calling 323-330-9900.

The Company and its directors and executive officers, may be deemed to be participants in the solicitation of proxies with respect to the proposed Transaction and the other corporate matters set forth in the proxy statement. Information regarding the Company’s directors and executive officers and their ownership of Company shares is contained in the Company’s Annual Report on Form 10-K for the year ended December 28, 2008 and its definitive proxy statement for the Company’s 2009 Annual Meeting of Stockholders which was filed with the SEC on March 31, 2009, and is supplemented by other public filings made, and to be made, with the SEC. The Company’s directors and executive officers own approximately 33% of the Company’s common stock. A more complete description will be available in the proxy statement filed in connection with the proposed Transaction. Investors and security holders may obtain additional information regarding the direct and indirect interests of the Company and its directors and executive officers with respect to the proposed Transaction by reading the proxy statement and other filings referred to above.

Safe Harbor for Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this Current Report (as well as information included in oral statements or other written statements made or to be made by executive officers or directors of the Company) contains statements that are forward-looking, such as expectations about the proposed Transaction and the Purchase Agreement, the retention of the net cash proceeds by the Company, the timetable for completing the transaction, the ability to enter into one or more strategic transactions to combine with another company, future revenues earned by Buyer with the Company’s brands and the Company’s participation in the future revenues, and the proxy statement to ask Company stockholders to approve the proposed Transaction and the Purchase Agreement. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, the risk that the Company’s stockholders do not approve the Purchase Agreement, the risk that the proposed Transaction is not closed, the risk that the Company does not acquire or develop another business using the net cash proceeds from the Transaction, and the risk that Buyer does not earn significant future revenues with the brands and that the Company does not participate in the future revenues. For more information, review the Company’s filings with the SEC.

Item 1.02 Termination of a Material Definitive Agreement

On July 28, 2009, the Company entered into an Asset Purchase Agreement (the “Gamynia Purchase Agreement”) with Gamynia pursuant to which the Company agreed to sell substantially all of its operating assets other than cash, investments and certain excluded assets to Gamynia. Borucoral Limited (“Guarantor”) has guaranteed the performance of all obligations of Gamynia under the Gamynia Purchase Agreement (the “Gamynia Guaranty Agreement”). At the close of the Gamynia Purchase Agreement, the Company was to have received a $9,075,000 cash payment from Gamynia. Gamynia also agreed to pay the Company 4% of future gaming revenues, as described in the Gamynia Purchase Agreement and 5% of future sponsorship and other non-gaming revenues, as described in the Gamynia Purchase Agreement.

The Company’s Board of Directors concluded that the Transaction with Peerless Media was financially superior to the Gamynia Purchase Agreement and terminated the Gamynia Purchase Agreement and the Gamynia Guaranty Agreement on August 21, 2009. The Company is obligated to pay a $1 million termination fee to Gamynia pursuant to the Gamynia Purchase Agreement. There are no other material existing relationships among the Company, Gamynia, Guarantor or any of their respective affiliates, other than with respect to the Gamynia Purchase Agreement and related ancillary agreements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1                                 Asset Purchase Agreement dated August 24, 2009 by and among Peerless Media Ltd. and WPT Enterprises, Inc.*

2.2                                 Guaranty Agreement dated as of August 24, 2009 made by ElectraWorks Ltd. in favor of WPT Enterprises, Inc.

9.1                                 Form Stockholder Voting Agreement

99.1         Press Release issued August 24, 2009

*Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPT Enterprises, Inc.

August 24, 2009	By:	/s/ Thomas Flahie

Name: Thomas Flahie
Title: Interim Chief Financial Officer